UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Nexstar Broadcasting Group, Inc.

(Name of Registrant as Specified In Its Charter)

N/A
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NEXSTAR BROADCASTING GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 27, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Nexstar Broadcasting Group, Inc. will be held at the Nexstar Broadcasting Group, Inc. headquarters, located at 5215 N. O’ Connor Blvd., The Towers at Williams Square, Central Tower, Suite 1400, Irving, Texas 75039, on Thursday, May 27, 2010 at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To approve the repricing of certain stock options granted under the Company’s long-term equity incentive plans.

4.	To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Nexstar is mailing this proxy statement and the related proxy on or about May 6, 2010 to its stockholders of record on April 20, 2010. Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and for ten days prior to the Annual Meeting during ordinary business hours at 5215 N. O’Connor Blvd., Suite 1400, Irving, Texas 75039.

By Order of the Board of Directors

/s/ Shirley E. Green

Shirley E. Green
Secretary

April 30, 2010

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 27, 2010:

The proxy statement and the Company’s 2009 annual report on Form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13194

NEXSTAR BROADCASTING GROUP, INC.
5215 N. O’Connor Blvd., Suite 1400
Irving, Texas 75039

PROXY STATEMENT

Annual Meeting of Stockholders
May 27, 2010

This proxy statement is furnished in connection with the solicitation by and on behalf of the board of directors of Nexstar Broadcasting Group, Inc. (“Board of Directors”), a Delaware corporation (“Nexstar” or the “Company”), of proxies for use at Nexstar’s Annual Meeting of Stockholders to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, May 27, 2010 at 9:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof (the “Annual Meeting”). Actions will be taken at the Annual Meeting to (1) elect a Board of Directors to serve until the next Annual Meeting of Stockholders; (2) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; (3) approve the repricing of certain stock options granted by the Company, and (4) transact any other business which may properly come before the meeting.

Shares of Nexstar common stock, par value $0.01, (“Common Stock”), represented by a properly executed proxy that is received by Nexstar prior to the Annual Meeting, will, unless revoked, be voted as directed in the proxy. If a proxy is signed and returned, but does not specify how the shares represented by the proxy are to be voted, the proxy will be voted (i) FOR the election of the nominees named therein, (ii) FOR PricewaterhouseCoopers LLP as Nexstar’s independent registered public accounting firm in 2010; (iii) FOR repricing certain stock options granted by the Company, (iv) in such manner as the persons named in your proxy card shall decide on any other matters that may properly come before the Annual Meeting.

This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about May 6, 2010.

ANNUAL REPORT AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Nexstar’s Annual Report to Stockholders for the fiscal year ended December 31, 2009, including Nexstar’s financial statements and management’s assessment of the effectiveness of internal controls and PricewaterhouseCoopers LLP’s report on the financial statements is being mailed with this proxy statement to each of Nexstar’s stockholders of record on April 20, 2010. Exhibits will be provided at no charge to any stockholder upon written request to Nexstar Broadcasting Group, Inc., attention: Tom Carter, Chief Financial Officer. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
VOTING SECURITIES
Stockholders of record on April 20, 2010 may vote at the Annual Meeting. On that date, there were 15,018,839 shares of Class A Common Stock, 13,411,588 shares of Class B Common Stock and no shares of Class C Common Stock outstanding. Holders of our Class A Common Stock and our Class B Common Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to 10 votes per share. Holders of our Class C Common Stock have no voting rights. Under the Company’s by-laws, the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, constitute a quorum.  Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of PricewaterhouseCoopers, LLP even if the broker does not receive voting instructions from you.  However, your broker does not have discretionary authority to vote on the election of directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. Regarding the proposal to reprice certain stock options, broker non-votes will not be counted for purposes of determining whether the proposal has been approved.

Please note that an NYSE rule change that is effective for this Meeting no longer permits brokers to vote in the election of directors if the broker has not received instructions from the beneficial owner.  This represents a change from prior years, when brokers had discretionary voting authority in the election of directors.  Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Stockholders of record may vote their proxies by signing, dating and returning the enclosed Proxy Card. If no instructions are indicated, the shares represented by such proxy will be voted according to the recommendations of our Board of Directors. Each proxy that is properly received by Nexstar prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions given on such proxy. Any stockholder giving a proxy prior to the Annual Meeting has the power to revoke it at any time before it is exercised by a written revocation received by the Secretary of Nexstar or by executing and returning a proxy bearing a later date. Any stockholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need to obtain a legal proxy from the record holder of such shares to vote in person at the Annual Meeting.

VOTE NECESSARY TO APPROVE PROPOSALS

•	Proposal 1: Election of Directors
The election of directors requires a plurality of the votes cast, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominee receiving the most votes for election to a director position is elected to that position. For the proposal to elect directors, abstentions and broker non-votes will not affect the outcome of such vote, because abstentions and broker non-votes are not treated as votes cast and will not affect the outcome of the proposal.

•	Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Votes may be cast for or against such ratification. Stockholders may also abstain from voting. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

•	Proposal 3: Repricing of Certain Stock Options Granted Under the Company’s Long-Term Equite Incentive Plans.

    The affirmative vote of the majority of the votes cast by holders of the shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote on the subject matter hereof is required to approve the Option Repricing.  Pursuant to applicable law, abstentions will have the effect of a vote “against” this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

DIRECTORS AND NOMINEES FOR DIRECTORS
PROPOSAL 1 – ELECTION OF DIRECTORS

At this Annual Meeting of stockholders, directors will be elected to hold office until the next meeting of stockholders for such purpose. The Company’s By-laws provide that the number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at ten. The persons named in the enclosed proxy will vote to elect as directors the nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies therein will vote to elect as directors the nominees named below.

The Board of Directors recommends a vote FOR the selection of Mr. Sook, Mr. Brooks, Mr. Grossman, Mr. Stone, Mr. Yosef-Or, Mr. Yudkoff, Mr. Armstrong, Mr. Donovan, Mr. Pompadur and Ms. McNabb to the Board of Directors.

Name and Age	Principal Occupation and Business Experience
Perry A. Sook, 52
Mr. Sook has served as Chairman of our Board of Directors, President and Chief Executive Officer and as a Director since our inception in 1996. From 1991 to 1996, Mr. Sook was a principal of Superior Communications Group, Inc. Mr. Sook currently serves as a director of the Television Bureau of Advertising and serves as trustee for the Ohio University Foundation.  Previously Mr. Sook served on the board of Penton Media, Inc.
Mr. Sook’s qualifications for election to the Board include his demonstrated leadership skills and extensive operating executive experience acquired in several communication and media businesses.  He is highly experienced in driving operational excellence, development of innovative technologies and attainment of financial objectives under a variety of economic and competitive conditions.

Erik Brooks, 43
Erik Brooks has served as a Director since March 2002. Mr. Brooks is a Partner at ABRY, the Company’s largest stockholder, which he joined in 1999. Prior to joining ABRY, from 1995 to 1999, Mr. Brooks was a Vice President at NCH Capital, a private equity investment fund. Mr. Brooks currently serves as a director of Monitronics International, Inc., KidzCo LLC, Music Reports, Inc., HealthPort Incorporated, Automated Health Care Solutions and ProQuest, Inc.  Previously Mr. Brooks served on the boards of Country Road Communications, LLC, Kidzbob, LLC, Companion Technologies and Billing Services, LLC.
Mr. Brooks’s qualifications for election to the Board include his ability to provide the insight and perspectives of an investment manager, along with his experience in accounting and financial matters.  His service on the boards of several private companies in diverse industries allows him to offer a broad perspective on risk management and operating issues facing corporations today.  Additionally, he brings the perspective of a large shareholder to our Board discussions and decisions.

Jay M. Grossman, 50
Jay M. Grossman has served as a Director since 1997 and was our Vice President and Assistant Secretary from 1997 until March 2002. Mr. Grossman is a Managing Partner of ABRY, the Company’s largest stockholder, which he joined in 1996. Prior to joining ABRY, Mr. Grossman was an investment banker specializing in media and entertainment at Kidder Peabody and at Prudential Securities. Mr. Grossman currently serves as a director (or the equivalent) of several private companies including Monitronics International, Inc., Caprock Communications, LLC, Atlantic Broadband, LLC, Hometown Cable, LLC, Cyrus One, Executive Health Resources, Inc., Hosted Solutions, Q9, Gould and Lamb and HealthPort Incorporated.  Previously Mr. Grossman served on the boards of Wide Open West Holdings, LLC, Consolidated Theaters, LLC and Country Road Communications, LLC.
    Mr. Grossman’s qualifications for election to the Board include his ability to provide the insight and perspectives of a former investment banker at one of the world’s largest investment banks.  His prior experience with media and entertainment transactions offer a unique viewpoint as a director.  He also oversaw the integration of two middle-market communications companies with differing operations and networks.  His service on the boards of several private companies in diverse industries allows him to offer a broad perspective on corporate governance, compensation and operating issues facing corporations today.

Brent Stone, 33
Brent Stone has served as a Director since March 2005. Mr. Stone is a Principal at ABRY, the Company’s largest stockholder, and has been with the firm since January 2002. Prior to joining ABRY, he was a member of the Investment Banking Department of Credit Suisse First Boston, formerly Donaldson, Lufkin and Jenrette, from 2000 to 2002. From 1999 to 2000, Mr. Stone was an analyst in the Syndicated Finance Group of Chase Securities. Mr. Stone currently serves as a director (or the equivalent) of several private companies, including ProQuest, HealthTrans, KidzCo LLC, Monitronics International, Inc. and Legendary Pictures, LLC.  Previously Mr. Stone served on the board of Brash Entertainment, LLC.
Mr. Stone’s qualifications for election to the Board include his ability to provide the insight and perspectives of a former investment banker.  He brings his knowledge and experience with various merger and acquisition strategies.  His service on the boards of several private companies in diverse industries enhances his perspective while serving on our Board.

Tomer Yosef-Or, 30
Tomer Yosef-Or has served as a Director since January 2010.  Mr. Yosef-Or is a Vice President at ABRY Partners, LLC, the Company’s largest stockholder and has been with the firm since 2005.  Prior to joining ABRY, Mr. Yosef-Or was a member of the Financial Institution Group at Bear Stearns Investment Banking Department. Previously, he was a member of the Securitization Transaction Group at Deloitte & Touche.  Mr. Yosef-Or is involved in media, communications, and business information services investments in the datacenter, satellite communication, post secondary education, and TV broadcasting sectors.  Mr. Yosef-Or currently serves as a director (or the equivalent) of several private companies including Caprock Communications, Cyrus One, Hosted Solutions and Q9 Networks.
Mr. Yosef-Or’s qualifications for election to the Board include his ability to provide the insight and perspectives of a former investment banker at one of the world’s largest investment banks.  He brings experience with financing and capitalization strategies.  His service on the boards of several private companies in diverse industries allows him to offer a broad perspective on risk management and operating issues facing corporations today.

Royce Yudkoff, 54
Royce Yudkoff has served as a Director since 1997 and was our Vice President and Assistant Secretary from 1997 until March 2002. Since 1989, Mr. Yudkoff has served as the President and Managing Partner of ABRY, the Company’s largest stockholder. Prior to joining ABRY, Mr. Yudkoff was affiliated with Bain & Company, serving as a Partner from 1985 to 1988. Mr. Yudkoff is presently a director (or the equivalent) of several companies, including U.S.A. Mobility, Inc., Talent Partners and Cast & Crew Entertainment Services, LLC.  Previously Mr. Yudkoff served on the boards of Muzak Holdings, LLC and Penton Media, Inc.
Mr. Yudkoff’s qualifications for election to the Board include his ability to provide the insight and perspectives of a professional investor in numerous media and communications companies.  He brings experience with accounting and financial matters.  He also oversaw the integration of two middle-market communications companies with differing operations and networks.  His service on the boards of several private companies in diverse industries allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.  Additionally, he brings the perspective of a large shareholder to our Board discussions and decisions.

Geoff Armstrong, 52
Geoff Armstrong has served as a Director since November 2003. Mr. Armstrong is Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc. in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998 to AMFM. Mr. Armstrong has served as a director and the chairman of the audit committee of Radio One, Inc. since June 2001 and May 2002, respectively.  Mr. Armstrong has also served on the boards of Capstar Broadcasting Corporation, AMFM, Inc. and SFX Broadcasting.
Mr. Armstrong’s qualifications for election to the Board include his extensive experience as the CFO of several publicly traded companies in the broadcast and communications industry, as well as a member of the audit committee of several publicly traded companies.  His service on the boards of several other public companies in diverse industries allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Michael Donovan, 69
Michael Donovan has served as a Director since November 2003. Mr. Donovan is the founder and majority stockholder of Donovan Data Systems Inc., a privately held supplier of computer services to the advertising and media industries. Mr. Donovan has served as Chairman and Chief Executive Officer of Donovan Data Systems Inc. since 1967. Mr. Donovan currently serves as a director of the Statue of Liberty/Ellis Island Foundation.  Previously Mr. Donovan served on the board of Yale Divinity School’s Center for Faith and Culture.
Mr. Donovan’s qualifications for election to the Board include his ability to provide the insight and perspectives of a successful and long-serving CEO of a supplier of computer services to the advertising and media industries.

I. Martin Pompadur, 74
I. Martin Pompadur has served as a Director since November 2003. In June of 1998, Mr. Pompadur joined News Corporation as Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe and a member of News Corporation’s Executive Management Committee. In January 2000, Mr. Pompadur was appointed Chairman of News Corp Europe. Mr. Pompadur resigned from News Corporation in November 2008. He is currently Global Vice Chairman, Media at Macquarie Capital, as well as an advisor to several companies. Prior to joining News Corporation, Mr. Pompadur was President of RP Media Management and held executive positions at several other media companies. Mr. Pompadur currently serves as a director of RP Coffee Ventures and Seatwave.  Previously Mr. Pompadur served on the boards of News Corporation Europe, Sky Italia, News Out of Home, B.V., Balkan Bulgarian, Metromedia International, Elong and Linkshare.
Mr. Pompadur’s qualifications for election to the Board include his ability to offer a broad international perspective on issues considered by the Board and his extensive expertise in the media industry.  Mr. Pompadur’s service on the executive management committee of News Corporation provides important perspectives on trends in the media industry.

Lisbeth McNabb, 49
Lisbeth McNabb has served as a Director since May 2006. In May 2007, Ms. McNabb founded w2wlink.com, a professional women’s online membership community. Ms. McNabb is the former Chief Financial Officer of Match.com, an online personal service company, where she was employed from March 2005 through 2006. Prior to joining Match.com, Ms. McNabb served as Senior Vice President of Finance and Planning for Sodexho Marriott, an on-site food service and facilities management company, from 2000 to 2005, as Director of Business Planning for Frito-Lay from 1995 to 2000 and, previous to that, held finance leadership roles with American Airlines and JP Morgan Chase. Ms. McNabb is on the advisory boards of American Airlines and Southern Methodist University, and an advisory board member to several digital and online companies.  She recently served on the board of the Dallas Chapter of Financial Executives International, a national organization for chief financial officers and finance executives.  Previously Ms. McNabb served on the boards of Sammons Art Center, The Family Place and Southern Methodist University Cox School of Business.
Ms. McNabb’s qualifications for election to the Board include her leadership skills in overseeing the founding of an online membership community for professional women, extensive strategy, operations, finance and marketing experience in a wide range of industries and the women segment. In addition to her leadership experience in digital companies, Ms. McNabb also has had financial leadership roles.

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders, the Audit Committee of our Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1997. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010 is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

PROPOSAL 3 — APPROVAL OF THE REPRICING OF CERTAIN STOCK OPTIONS GRANTED UNDER THE COMPANY’S 2003
LONG-TERM EQUITY INCENTIVE PLAN AND 2006 LONG-TERM EQUITY INCENTIVE PLAN

Introduction

The Company maintains the 2003 Long-Term Equity Incentive Plan (the “2003 Plan”) and the 2006 Long-Term Equity Incentive Plan (the “2006 Plan,” and collectively with the 2003 Plan, the “Plans”) for the benefit of certain directors, officers and employees who perform services for, or to whom an offer of employment has been extended by, the Company and its subsidiaries.  These plans include incentives to maximize stockholder value and otherwise contribute to the long-term success of the Company, as well as to attract, retain and reward the best available talent for positions of responsibility within the Company.  The Company’s Board of Directors is requesting that the Company’s stockholders approve a one-time stock option repricing program (the “Option Repricing”) pursuant to which each outstanding stock option to acquire the Company’s Class A Common Stock, par value $0.01 per share, with an exercise price of $5.00 or more will be amended to reduce such exercise price to the closing price of a share of Class A Common Stock, as reported on The NASDAQ Global Market, on January 27, 2010 (which was $4.56 per share).  The Board believes that the Option Repricing is in the best interest of stockholders and the Company, as the repriced stock options will provide added incentive to motivate and retain its employees.  The Option Repricing was approved by resolution of the Company’s Compensation Committee on January 27, 2010, subject to approval by the Company’s stockholders at the Company’s 2010 annual meeting.  Neither the Company nor any of the participating optionholders should recognize any income for U.S. federal income tax purposes in connection with the Option Repricing.  Except for the reduction in the exercise price of the stock options described above, all outstanding stock options under the Plans will continue to remain outstanding in accordance with all of the current terms and conditions set forth in the applicable award agreements and the applicable Plans.

The Company has granted stock options to its employees, executive officers and directors consistent with the view that stock-based incentive compensation opportunities play a key role in the Company being able to recruit, motivate and retain qualified individuals.  While the Company’s compensation packages generally include a number of different components, the Company believes that equity compensation is one of the key components as it encourages employees to work toward the Company’s success and aligns their interests with those of the Company’s stockholders by providing them with a means by which they can benefit from increasing the value of the Company’s stock.

Although the Company continues to believe that stock options are an important component of the Company’s compensation program, the Company believes that the underwater stock options eligible for the Option Repricing are perceived by their holders as having a reduced incentive and retention effect due to the difference between the exercise prices and the current market price of the Class A Common Stock.  As a result, these stock options are not providing the incentives and retention value that the Board of Directors believes are necessary to the Company’s future success and growth in the value of its shares.  The Company believes that the Option Repricing will reverse the condition of lost incentive and value, restore the retentive benefit of the affected stock options, and reduce or eliminate the need to grant replacement equity incentives, which would further deplete the available share reserve under the Plans, or replacement cash incentives, which could put an undue strain on the Company’s cash position.

Stockholder Approval

Pursuant to the Plans, the Option Repricing cannot take effect without the approval of the Company’s stockholders.  If the Company’s stockholders approve the Option Repricing, the Option Repricing will take effect promptly following the 2010 annual meeting.  If the requisite stockholder approval of the Option Repricing is not obtained, the Option Repricing will not take effect, and the outstanding stock options to purchases shares of the Class A Common Stock will continue to remain outstanding in accordance with all of the current terms and conditions set forth in the applicable award agreements and the applicable Plans.
    The affirmative vote of the majority of the votes cast by holders of the shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote on the subject matter hereof is required to approve the Option Repricing.  Pursuant to applicable law, abstentions will have the effect of a vote “against” this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Description of the Plans

The following is a summary of the material terms of the Plans.  The 2003 Plan and the 2006 Plan are substantially identical, and the summary below is intended to apply for both Plans unless otherwise specifically noted.  Such description is qualified by reference to the full text of the 2003 Plan, which is attached as Exhibit 4.3 to the Company’s Form S-8 filed with the Securities and Exchange Commission on July 6, 2004, and the 2006 Plan, which is included as Annex B in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on May 1, 2006.

Purpose and Awards. The purpose of the Plans is to promote the long-term growth and profitability of the Company and its subsidiaries by providing incentives to its service providers, which are designed to maximize stockholder value and otherwise contribute to the long-term success of the Company, as well as to enable the Company to attract, retain and reward the best available persons for positions of responsibility.  The Plans each provide for the granting of stock-based awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with other awards, restricted stock, performance awards, or any combination of the foregoing.

Administration. The Company’s Board of Directors has delegated the administration of the Plans to the Compensation Committee of the Board of Directors (the “Committee”), which has the authority to grant awards under the Plans and to determine any terms, conditions, or restrictions relating to such awards.  The Board of Directors or the Committee may amend or terminate the Plans, provided the approval of our stockholders is required if such amendment would violate any law or agreement or the rules of any exchange upon which the Class A Common Stock is listed.  Except as otherwise determined by the Committee or as described below with respect to the termination of a participant’s services in certain circumstances including a change of control, no grant under the Plans may be exercised, and no restrictions relating to the grant may lapse, within six months of the date of the grant.  Each participant to whom a grant is made under the Plans is required to enter into a written agreement with the Company that will contain additional provisions relating to the vesting of the grant.  The Committee may amend the terms of outstanding awards from time to time in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or the date of lapse of restrictions on shares); provided that a participant’s written consent is required for any such amendment which adversely affects such participant’s rights in any material manner, and provided further that the Committee may not reduce the exercise price of options or SARs awarded under the Plans without shareholder approval.

Share Reserve.  The number of shares of the Company’s Class A Common Stock with respect to which benefits may be granted (i) under the 2003 Plan may not exceed 3,000,000 shares of Class A Common Stock, and (ii) under the 2006 Plan may not exceed 1,500,000 shares of Class A Common Stock.  If any grant under the Plans expires or is terminated unexercised, becomes unexercisable or is forfeited as to any shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, such unpurchased, forfeited, tendered or withheld shares will thereafter be available for further grants under the Plans unless, in the case of stock options, related SARs are exercised.  The Plans also provide that in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares or other property for issuance under the Plans (including, without limitation, the total number of shares available for issuance under the plans).  The shares available for issuance under the Plans may be, in whole or in part, authorized and unissued shares or shares held as treasury shares.

Eligibility.  Participation in the Plans is limited to those directors (including non-employee directors), officers (including non-employee officers), and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its subsidiaries selected by the Committee.

Stock Options and SARs.  The Committee may award grants of incentive stock options, which will conform to the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options.  If required by the Internal Revenue Code to qualify as an incentive stock option, the aggregate fair market value (determined as of the grant date) of shares for which an incentive stock option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its subsidiaries may not exceed $100,000.

The price per share deliverable upon exercise of each option may not be less than 100% of the fair market value of a share of Class A Common Stock as of the date of grant of the option, and in the case of the grant of any incentive stock option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price may not be less than 110% of the fair market value of a share of Class A Common Stock as of the date of grant of the option, in each case, unless otherwise permitted by Section 422 of the Internal Revenue Code or any successor thereto.

Unless otherwise determined by the Committee, payment of the exercise price may be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Class A Common Stock with a fair market value on the date of exercise equal to the aggregate exercise price payable with respect to the exercise of the option, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares of Class A Common Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of shares of Class A Common Stock issuable upon exercise of the options which, when multiplied by the fair market value of a share of Class A Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.  Options may also be exercised upon payment of the exercise price of the shares of Class A Common Stock to be acquired by delivery of the optionee’s promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.  The Committee will determine the term of each option in its discretion.  However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock constituting more than 10% of the voting power of the Company or any of its subsidiaries, five years from the date of grant.

The Committee may also award SARs under the Plans, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option).  SARs are subject to the terms and conditions specified by the Committee and must have an exercise price at least equal to 100% of the fair market value of a share of Class A Common Stock on the date of grant.  No SAR granted under the Plans may be exercised unless the fair market value of a share of Class A Common Stock on the date of exercise exceeds the exercise price of the SAR or, in the case of an SAR granted in tandem with options, any options to which the SARs correspond.  SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable.  The exercise of an option will result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR will cause an immediate forfeiture of any related option to the extent the SAR is exercised.

If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any subsidiary due to death or disability, all of the participant’s options and SARs shall remain outstanding until the expiration date of the options or SARs.  However, (1) if the disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Internal Revenue Code, incentive stock options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as incentive stock options and will be treated as non-qualified stock options under the Plans if required to be so treated under the Internal Revenue Code; and (2) if the disability giving rise to the termination of employment is within the meaning of Section 22(e)(3) of the Internal Revenue Code, incentive stock options not exercised by such participant within one year following the date of termination of employment will cease to qualify as incentive stock options and will be treated as non-qualified stock options under the Plans if required to be so treated under the Internal Revenue Code.

If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any subsidiary upon the occurrence of his or her retirement, (A) all of the participant’s options and SARs that were exercisable on the date of retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in competition during such 90-day period unless he or she receives written consent from the Board of Directors or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of retirement shall be forfeited immediately upon such retirement; provided that such options and SARs may become fully vested and exercisable in the discretion of the Committee.

If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a subsidiary due to cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or other employee of, or to otherwise perform services for, the Company or a subsidiary for any reason other than death, disability, retirement or cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days (or 30 days under the 2003 Plan) after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in competition during such 180-day (or 30-day under the 2003 Plan) period unless he or she receives written consent to do so from the Board of Directors or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

If there is a change in control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary, within one year after such change in control, all of the participant’s options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the options or SARs.  In addition, the Committee has the authority to grant options that become fully vested and exercisable automatically upon a change in control, whether or not the participant is subsequently terminated.

The Committee may also provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a participant, who exercises all of a portion of an option and who pays all of part of such exercise price with shares of Class A Common Stock, of an additional option for a number of shares of Class A Common Stock equal to the sum of the number of shares of Class A Common Stock tendered or withheld in payment of the exercise price plus, if so provided by the Committee, the number of shares of Class A Common Stock, if any, tendered or withheld by the participant or withheld by the Company in connection with the exercise of the options to satisfy any federal, state or local tax withholding requirements.  Unless otherwise determined by the Committee, the terms of such additional option, including the date of its expiration and the terms and conditions of its exercisability and transferability, generally shall be the same as the terms of the exercised option to which it relates.

Restricted Stock. The Committee may at any time and from time to time grant shares of restricted stock under the Plans to such participants and in such amounts as it determines.  Each grant of restricted stock specifies the applicable restrictions on such shares, the duration of such restrictions and the time or times at which such restrictions will lapse with respect to all or a specified number of shares that are part of the grant.  Participants are required to pay the aggregate par value of any shares of restricted stock to the Company within ten days of the date of grant, unless such shares are treasury shares.  Unless otherwise determined by the Committee, certificates representing shares of restricted stock granted under the Plans are held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions, and the participant is required to execute a blank stock power in respect of such shares.  During the period of restrictions, except as otherwise provided by the Committee, a participant holding shares of restricted stock will have all of the rights of a holder of Class A Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted will remain subject to the same restrictions as then in effect for the restricted stock.  Except as otherwise provided by the Committee, immediately prior to a change in control or at such time as the participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its subsidiaries due to death, disability or retirement during any period of restriction, all restrictions on shares of restricted stock granted to such participant will lapse.  In the event of the participant’s ceasing to provide services to the Company and its subsidiaries for any other reason, all unvested shares of restricted stock will be immediately forfeited.

Performance Awards. The Committee may grant performance awards to participants at any time and from time to time.  The Committee has complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured.  Performance awards under the Plans may include (i) specific dollar-value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance shares, the value of each such share being equal to the fair market value of a share of Class A Common Stock.  The value of performance awards under the Plans may be fixed or may be permitted to fluctuate based on performance factors selected by the Committee.  Participants must be providing services for the Company or its subsidiaries at the end of the applicable performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided that except as otherwise determined by the Committee, if a participant ceases to be a service provider of the Company and its subsidiaries by reason of his or her death, disability or retirement prior to the end of the applicable performance cycle, the participant will be deemed to have earned a proportionate portion of the applicable performance award, based on the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.  In the event of a change in control, a participant will earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the change in control.

Performance objectives for performance awards under the Plans may be expressed in terms of (i) earnings per share, (ii) share price, (iii) pre-tax profits, (iv) net income, (v) return on equity or assets, (vi) sales, or (vii) any combination of the foregoing.  Performance objectives may also be absolute or relative and may be expressed in terms of a progression within a specified range.  Performance objectives with respect to a performance cycle are established in writing by the Committee by the earlier of (x) the date on which a quarter of the applicable performance cycle has elapsed or (y) the date which is ninety days after the commencement of the applicable performance cycle, and in any event while the performance relating to the performance objectives remain substantially uncertain.  Each agreement with a participant providing for a performance award under the Plans specifies the number of performance awards to which it relates, the performance objectives which must be satisfied in order for the awards to vest and the performance cycle within which such performance objectives must be satisfied.  Prior to the vesting, payment, settlement or lapsing of restrictions with respect to any performance award that is intended to constitute “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code, the Committee must certify in writing that the applicable performance objectives has been satisfied to the extent necessary for such award to qualify as “performance-based compensation.”

Payment to participants in respect of vested performance awards issued under the Plans is made as soon as practicable after the last day of the applicable performance cycle and no later than the fifteenth day of the third month following the end of the applicable taxable year.  Payments may be made in shares of Class A Common Stock valued at their fair market value, in cash, or in such combination thereof that the Committee in its discretion determines at any time prior to such payment.

Accounting Treatment of the Option Repricing

The Company has adopted the provisions of Financial Accounting Standards Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standard No. 123R) regarding accounting for share-based payments.  Under Financial Accounting Standards Codification Topic 718, the Company will recognize any incremental compensation cost of the stock options subject to the Option Repricing.  The incremental compensation cost will be measured as the excess, if any, of the fair value of the stock options immediately following the Option Repricing over the fair value of the stock options immediately prior to the Option Repricing.  This incremental compensation cost will be recognized in compensation expense ratably over the remaining vesting period of the stock options following the Option Repricing.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Plans are quite technical.  Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances.  Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants.  In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times.  In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income.  If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price.  In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income.  Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant.  Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price.  Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock.  Subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Certain Other Tax Issues.  In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Plans may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes.  Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

The Plans are not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended.  The Plans are not, nor are they intended to be, qualified under Section 401(a) of the Internal Revenue Code.

New Plan Benefits

The following outstanding stock options eligible for the Option Repricing have been granted under the Plans to each of the executive officers named below, all current executive officers as a group, all non-employee directors as a group, and all other employees, respectively:

	Number of Shares Underlying Options Eligible for the Option Repricing		Weighted Average Exercise Price of Options Eligible for the Option Repricing
Name and Position	2003 Plan	2006 Plan
Perry A. Sook President and Chief Executive Officer	600,000	300,000	$10.55
Thomas E. Carter Chief Financial Officer and Executive Vice President	—	—	—
Timothy C, Busch Executive Vice President, Co-Chief Operating Officer	70,000	25,000	$11.56
Brian Jones Executive Vice President, Co-Chief Operating Officer	70,000	40,000	$11.21
Shirley E. Green Vice President, Controller	40,000	10,000	$11.93
Executive Group	880,000	390,000	$10.70
Non-Executive Director Group	60,000	40,000	$9.83
Non-Executive Officer Employee Group	450,000	144,000	$11.39

Future Awards under the Plans

The terms and number of options or other awards to be granted in the future under the Plans are to be determined in the discretion of the compensation committee.  Since no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or non-employee directors cannot be determined at this time.

As of April 23, 2010, the closing price on The NASDAQ Global Market of the Company’s Class A Common Stock was $6.85 per share.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2009, certain information related to the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,726,000	$7.36	707,000
Equity compensation plans not approved by security holders	—	—	—
Total	3,726,000	$7.36	707,000

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE OPTION REPRICING.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors currently has the following three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee consists of Messrs. Grossman, Armstrong and Yudkoff (Chair). The Compensation Committee met three times during 2009.

The Compensation Committee makes all decisions about the compensation of the Chief Executive Officer and also has the authority to review and approve the compensation for the Company’s other executive officers. The primary objectives of the Compensation Committee in determining total compensation (both salary and incentives) of the Company’s executive officers, including the Chief Executive Officer, are (i) to enable the Company to attract and retain highly qualified executives by providing total compensation opportunities with a combination of elements which are at or above competitive opportunities, (ii) to tie executive compensation to the Company’s general performance and specific attainment of long-term strategic goals, and (iii) to provide a long-term incentive for future performance that aligns stockholder interests and executive rewards.

The purpose of the Compensation Committee is to establish compensation policies for Directors and executive officers of Nexstar, approve employment agreements with executive officers of Nexstar, administer Nexstar’s stock option plans and approve grants under the plans and make recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee operates under a written charter adopted by the Board of Directors in January 2004. A copy of such charter is available through our web site at www.nexstar.tv. For more information regarding the Compensation Committee, please refer to the “Compensation Committee Report” in this Proxy Statement.

Audit Committee

The Audit Committee consists of Messrs. Armstrong and Pompadur and Ms. McNabb (Chair). The Audit Committee met seven times during 2009. The purpose of the Audit Committee is to oversee the quality and integrity of Nexstar’s accounting, internal auditing and financial reporting practices, to perform such other duties as may be required by the Board of Directors, and to oversee Nexstar’s relationship with its independent registered public accounting firm. The members of the Audit Committee are “independent” as that term is defined in the NASDAQ Stock Market Marketplace rules. The Board of Directors has determined that Ms. McNabb, who served as Chair of the Audit Committee in 2009, is an “audit committee financial expert” in accordance with the applicable rules and regulations of the Securities and Exchange Commission.  The Audit Committee operates under a written charter adopted by the Board of Directors in January 2004. A copy of such charter is available through our web site at www.nexstar.tv. For more information regarding the Audit Committee, please refer to the “Audit Committee Report” in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Armstrong, Donovan and Pompadur. The Nominating and Corporate Governance Committee did not meet during 2009. The members of the committee are “independent” as defined in the marketplace rules which govern NASDAQ Stock Market. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to serve on Nexstar’s Board of Directors, recommend persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, recommend nominees for any committee of the Board of Directors, develop and recommend to the Board of Directors a set of corporate governance principles applicable to Nexstar and to oversee the evaluation of the Board of Directors and its committees. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors in January 2004. A copy of such charter is available through our web site at www.nexstar.tv. Our Nominating and Corporate Governance Committee will consider nominees for the Board of Directors (see “Stockholder Proposals for the 2011 Annual Meeting” under “Other Information” in this Proxy Statement).

Additional Information Concerning the Board of Directors

During 2009, the full Board of Directors met three times. During 2009, each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they serve, except for Messrs. Stone and Donovan who each attended two of the three full board meetings or 67%.

Because fewer than ten non-management stockholders attended our 2009 Annual Meeting of Stockholders in person, the Board of Directors has not adopted a formal policy with regard to director attendance at the annual meeting of stockholders. Mr. Sook attended the 2009 Annual Meeting of Stockholders.

The Board of Directors has not adopted a nominating policy to be used for identifying and evaluating nominees for director, including director candidates recommended by stockholders, and has not established any specific minimum qualifications that director nominees must possess. Instead, the Nominating and Corporate Governance Committee determines the qualifications and skills required to fill a vacancy to complement the existing qualifications and skills, as a vacancy arises in the Board of Directors. However, if it is determined that a nominating policy would be beneficial to Nexstar, the Board of Directors may in the future adopt a nominating policy.

There is no formal policy governing how diversity is considered in the makeup of the Board and the selection of its members.  The Nominating and Corporate Governance Committee defines Board diversity broadly to mean that the Board is comprised of individuals with a variety of perspectives, industry experience, personal and professional backgrounds, skills and qualifications.  When nominating a Board member, the Nominating and Corporate Governance Committee examines the diversity of the overall board and strives to maintain an appropriate level of diversity with the addition of each new nominee.

Nexstar is a “controlled company” in accordance with rules and regulations of the NASDAQ Stock Market, because ABRY Partners, LLC, through its affiliated funds, controls a majority of the outstanding voting stock. As a result, we are not required to maintain a majority of independent directors on our Board of Directors or to have the compensation of our executive officers and the nomination of directors be determined by independent directors.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company.  In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.  Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer and Board committees led by independent directors.  Although the Board of Directors does not currently have a formal policy, the Board believes that Mr. Sook’s service in this combined role is in the best interest of both the Company as well as our stockholders.  Mr. Sook has a vast knowledge of television broadcasting and is seen as a leader in this industry.  He understands the issues facing the Company and serving in this dual role he is able to effectively focus the Board’s attention on these matters.  In his combined capacity, he can speak clearly with one voice in addressing the Company’s various stakeholders such as customers, suppliers, employees and the investing public.

The Board has, so far, not found a need to designate one of the four independent directors as a “lead independent director” because each independent director is fully and effectively involved in the activities and issues relevant to the Board and its committees.  Our independent Board members have time and again demonstrated the ability to exercise their fiduciary responsibilities in deliberating issues before the Board and making independent decisions.

Risk Oversight

Our Board of Directors plays a vital role in managing the risks facing our Company.  Through the Audit Committee, the Board manages potential accounting risk through oversight of disclosure controls and controls surrounding financial reporting.  Senior financial executives report to the Audit Committee at each committee meeting on significant financial and accounting matters.  Through the Compensation Committee, the Board helps manage potential risks associated with our compensation programs by ensuring that they are not structured in a way that encourages executives to take unacceptable risks.  The overall Board is involved in managing operational risk through the evaluation of potential station acquisitions and significant agreements at Board meetings and in between meetings, as needed.  The Board confers with our general counsel and outside legal counsel, when necessary, in overseeing legal and regulatory risks.

Code of Ethics

The Board of Directors adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, the other executive officers and directors, and persons performing similar functions. The purpose of the Code of Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Nexstar Broadcasting Group, Inc. and its subsidiaries, and to promote compliance with all applicable rules and regulations that apply to Nexstar Broadcasting Group, Inc. and its subsidiaries and their respective officers and directors. The Code of Ethics was attached as an exhibit to Nexstar’s Annual Report for the year ended December 31, 2003 on Form 10-K filed with the Securities and Exchange Commission on February 27, 2004.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers served, and we anticipate that no member of our Board of Directors or executive officers will serve, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors.

COMPENSATION OF DIRECTORS

Overview of Compensation and Procedures

Nexstar employees do not receive compensation for services as directors, and ABRY nominees have historically agreed that they would not receive compensation for their Nexstar Board services including for 2010. Accordingly, Messrs. Sook, Brooks, Grossman, Stone, Yosef-Or and Yudkoff serve on the Board of Directors without additional compensation. Messrs. Donovan, Armstrong and Pompadur each received an annual retainer of $15,000 and Ms. McNabb received an annual retainer of $22,500 for 2009.  In addition to the retainer, Messrs. Donovan, Armstrong and Pompadur and Ms. McNabb each received $1,500 for each in-person meeting that they attended and $750 for each telephonic meeting that they attended of the Board of Directors or committee thereof of which they are a member. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings.

Directors hold office until the next meeting of the stockholders of Nexstar for the election of directors and until their successors are elected and qualified. There are no family relationships among directors or executive officers of Nexstar.

2009 DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning compensation to each of our directors (excluding the Chief Executive Officer who is also a director disclosed in the Summary Compensation Table) during the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Geoff Armstrong	$23,250	—	$2,925	—	—	$2,760	$28,935
Michael Donovan	17,250	—	2,925	—	—	—	20,175
I. Martin Pompadur	24,750	—	2,925	—	—	874	28,549
Lisbeth McNabb	33,000	—	2,925	—	—	1,323	37,248

(1)
Represents the grant date fair value of the 2009 awards computed in accordance with FASB Topic 718.  The aggregate option awards outstanding for each person in the table set forth above as of December 31, 2009 are as follows:

Name	Vested	Unvested
Geoff Armstrong	38,000	17,000
Michael Donovan	38,000	17,000
I. Martin Pompadur	38,000	17,000
Lisbeth McNabb	10,000	15,000

Stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date and expire ten years from the date of grant.
(2)	Represents reimbursed travel expenses incurred to attend board of directors meetings.

EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Nexstar Position
Perry A. Sook	52	President, Chief Executive Officer and Director
Thomas E. Carter	51	Chief Financial Officer and Executive Vice President
Timothy C. Busch	47	Executive Vice President, Co-Chief Operating Officer
Brian Jones	50	Executive Vice President, Co-Chief Operating Officer
Richard Rogala	49	Senior Vice President, Regional Manager
Blake Russell	39	Senior Vice President, Station Operations
Marc Montoya	48	Senior Vice President, eMedia
Adrian Giuhat	50	Senior Vice President, Chief Technology Officer
Shirley E. Green	50	Vice President, Controller
Elizabeth Hammond	45	Vice President and General Counsel
Richard Stolpe	53	Vice President, Engineering

Perry A. Sook – biographical information for Mr. Sook can be found under “Directors and Nominees for Directors.”

Thomas E. Carter has served as our Chief Financial Officer since August 2009. Prior to joining Nexstar, Mr. Carter was Managing Director, Media Telecom Corporate Investment Banking at Banc of America Securities, which he joined in 1985. In this position, he acted as the senior banker responsible for delivering bank products and services including M&A, private and public equity, high-yield debt, fixed income derivatives, syndicated financial products and treasury management for selected clients across the broadcasting, cable, publishing and media industries, including Nexstar. Mr. Carter began his banking career in 1980, serving for five years in various roles in Corporate and International Banking at a predecessor to JPMorgan Chase.

Timothy C. Busch has served as our Executive Vice President and Co-Chief Operating Officer since May 2008. Mr. Busch served as Senior Vice President and Regional Manager from October 2002 to May 2008. Prior to that time, Mr. Busch served as our Vice President and General Manager at WROC, Rochester, New York from 2000 to October 2002. Prior to joining Nexstar, Mr. Busch served as General Sales Manager and held various other sales management positions at WGRZ, Buffalo, New York from 1993 to 2000.

Brian Jones has served as our Executive Vice President and Co-Chief Operating Officer since May 2008. Mr. Jones served as Senior Vice President and Regional Manager from May 2003 to May 2008. Prior to joining Nexstar, Mr. Jones served as Vice President and General Manager at KTVT and KTXA, Dallas-Fort Worth, Texas from 1995 to 2003.

Richard Rogala has served as our Senior Vice President, Regional Manager since July 2009. Mr. Rogala has operating responsibility for the Nexstar owned or operated television stations located in the states of Arkansas, Missouri, Illinois and Indiana. Mr. Rogala came to Nexstar from Media General owned WCMH-TV (NBC) in Columbus Ohio. Prior to his position in Columbus, Mr. Rogala served as General Manager of Nexstar’s KARK-TV in Little Rock. Previous to his role in Little Rock, Mr. Rogala served as General Manager of WXIN-TV/WTTV-TV in Indianapolis, WFLA-TV in Tampa, WLWT-TV in Cincinnati and WZZM-TV in Grand Rapids. He began his 27 year career with Blair Television and served in various sales management roles in St. Louis, Pittsburgh and Dallas.

Blake Russell has served as our Senior Vice-President of Station Operations since November 2008. Prior to that, he served as VP Marketing and Operations since October 2007. Before that, Mr. Russell served as Vice President and General Manager at KNWA and KFTA, Ft. Smith/Fayetteville, Arkansas from January 2004 to September 2007 and as our Director of Marketing / Operations at KTAL, Shreveport, Louisiana from 2000 to December 2003.

Marc Montoya has served as our Senior Vice President, eMedia since 2009. Prior to joining Nexstar, Mr. Montoya served as Executive Director for broadband content acquisition and later from broadband advertising and development at AOL from 2002 to 2005. Prior to that time, Mr. Montoya served as Senior Director, Radio and Television at Yahoo! Inc. Prior to that, Mr. Montoya had a variety of roles where he created and managed the Radio and Television division of Broadcast.com, which was acquired by Yahoo! Inc. Prior to joining Broadcast.com, Mr. Montoya was Director of Internet Sales at WFAA-TV (Dallas).

Adrian Giuhat has served as our Senior Vice President and Chief Technology Officer since June 2008. Prior to joining Nexstar, Mr. Giuhat served as Chief Technical Officer of AvantGuard Technologies from 2003 to 2008. Prior to his role at AvantGuard, Mr. Giuhat held various executive and senior technical positions at leading Internet advertising, media delivery and telecommunications technology firms.

Shirley E. Green has served as our Vice President, Controller since October 2008. Ms. Green served as Vice President, Finance from February 2001 to October 2008. Prior to that time, Ms. Green served as our Controller from 1997 to 2001. Prior to joining Nexstar, from 1994 to 1997, Ms. Green was Business Manager at KOCB, Oklahoma City, Oklahoma, which was owned by Superior Communications Group, Inc.

Elizabeth Hammond has served as our Vice President and General Counsel since May 2009. Prior to joining Nexstar, Ms. Hammond served as Vice President—Legal Affairs at First Broadcasting Operating, Inc. Prior to that, Ms. Hammond served as Counsel at the law firm of Drinker Biddle & Reath LLP in Washington, D.C.

Richard Stolpe has served as our Vice President, Director of Engineering since January 2000. Prior to that time, Mr. Stolpe served as Chief Engineer of WYOU from 1996 to 2000. Prior to joining Nexstar, Mr. Stolpe was employed by WYOU from 1992 to 1996 as Assistant Chief Engineer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Nexstar’s Common Stock as of March 31, 2010 by (i) those persons known to Nexstar to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of Nexstar, (ii) each director of Nexstar, (iii) the Named Executive Officers listed in the Summary Compensation Table and (iv) all directors and executive officers of Nexstar as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of March 1, 2010 (60 days after December 31, 2009) through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the Securities and Exchange Commission. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. Unless otherwise indicated, a person’s address is c/o Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, TX 75039.

BENEFICIAL OWNERSHIP TABLE

	Class A Common Stock			Class B Common Stock		Class C Common Stock		Percent of Total
Name of Beneficial Owner	Direct Ownership	Vested Options	Percent	Number	Percent	Number	Percent	Economic Interest	Voting Power
Beneficial Owners of More Than 5%:
ABRY(1)	3,490,883	—	23.2%	13,024,501	97.1%	—	—	58.1%	89.7%
FMR Corp.(2)	1,950,200	—	13.0%	—	—	—	—	6.9%	1.3%
Amalgamated Gadget, L.P.(3)	1,174,524	—	7.8%	—	—	—	—	4.1%	0.8%
Renaissance Technologies LLC(4)	875,900	—	5.8%	—	—	—	—	3.1%	0.6%
Bank of America Corp.(5)	957,076	—	6.4%	—	—	—	—	3.4%	0.6%
Current Directors and Nominees:
Royce Yudkoff(6)(7)	3,490,883	—	23.2%	13,024,501	97.1%	—	—	58.1%	89.7%
Perry A. Sook(8)	363,119	1,140,000	10.0%	387,087	2.9%	––	––	6.6%	3.6%
Erik Brooks(7)	30,500	—	0.2%	—	—	—	—	0.1%	0.0%
Jay M. Grossman(7)	100,000	—	0.7%	—	—	—	—	0.4%	0.1%
Brent Stone(7)	—	—	—	—	—	—	—	—	—
Tomer Yosef-Or(7)	—	—	—	—	—	—	—	—	—
Geoff Armstrong	—	38,000	0.3%	—	—	—	—	0.1%	0.0%
Michael Donovan	6,700	38,000	0.3%	—	—	—	—	0.2%	0.0%
I. Martin Pompadur	—	38,000	0.3%	—	—	—	—	0.1%	0.0%
Lisbeth McNabb	—	10,000	0.1%	—	—	—	—	0.0%	0.0%
Current Named Executive Officers:
Thomas E. Carter	—	—	—	—	—	—	—	—	—
Timothy C. Busch	25,214	118,000	1.0%	—	—	—	—	0.5%	0.1%
Brian Jones	10,500	124,000	0.9%	—	—	—	—	0.5%	0.1%
Shirley E. Green	18,497	62,000	0.5%	—	—	—	—	0.3%	0.1%
Matthew E. Devine(9)	227,500	—	1.5%	—	—	—	—	0.8%	0.2%
All current directors and executive officers as a group (21 persons)	4,330,175	1,680,000	40.0%	13,411,588	100.0%	—	—	68.3%	94.0%

(1)
Represents 7,147,964 shares of Class B Common Stock owned by ABRY Broadcast Partners II, L.P.; and 3,490,883 shares of Class A Common Stock and 5,876,537 shares of Class B Common Stock owned by ABRY Broadcast Partners III, L.P., which are affiliates of ABRY Broadcast Partners, LLC. The address of ABRY is 111 Huntington Avenue, 30th Floor, Boston, MA 02199.

(2)	The number of shares is derived from the Schedule 13G filed with the SEC on February 17, 2009. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(3)	The number of shares is derived from the Schedule 13G/A filed with the SEC on February 11, 2010. The address of Amalgamated Gadget, L.P. is 301 Commerce Street, Suite 2975, Fort Worth, TX 76102.
(4)	The number of shares is derived from Schedule 13G/A filed with the SEC on February 12, 2010. The address of Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.
(5)	The number of shares is derived from the Schedule 13G filed with the SEC on February 3, 2010. The address of Bank of America Corporation is 100 North Tryon Street, Charlotte, NC 28255.
(6)
Mr. Yudkoff is the sole trustee of ABRY Holdings III, Co., which is the sole member of ABRY Holdings III LLC, which is the sole general partner of ABRY Equity Investors, L.P., the sole general partner of ABRY Broadcast Partners III, L.P. Mr. Yudkoff is also the trustee of ABRY Holdings Co., which is the sole member of ABRY Holdings LLC, which is the sole general partner of ABRY Capital, L.P., which is the sole general partner of ABRY Broadcast Partners II, L.P.

(7)	The address of Mr. Yudkoff, Mr. Brooks, Mr. Grossman, Mr. Stone and Mr. Yosef-Or is the address of ABRY.
(8)	Represents shares owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners.
(9)	Effective May 11, 2009, Matthew E. Devine resigned his position as Chief Financial Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such equity securities of Nexstar. Executive officers, directors and greater than ten percent beneficial owners are required to furnish Nexstar with copies of all Section 16(a) forms they file.

Based on our records and review of the copies of Section 16(a) reports furnished to us during the fiscal year ended December 31, 2009, we believe all Section 16(a) filing requirements applicable to Nexstar’s executive officers, directors and greater than ten percent beneficial owners were timely satisfied, except as described below:

•	Effective October 26, 2009, Marc Montoya was hired as Senior Vice President, eMedia. Due to an inadvertent administrative error, his Form 3 filing was late.

•	Effective May 1, 2009, Elizabeth Hammond was hired as Vice President and General Counsel. Due to an inadvertent administrative error, her Form 3 filing was late.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes compensation policies for the directors and executive officers of the Company, approves employment agreements with executive officers of the Company, administers the Company’s stock option plans and approves grants under the stock option plans and makes recommendations regarding any other incentive compensation or equity-based plans.

In performing its oversight responsibilities of the design and functioning of the Company’s executive and director compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2009 with the management of the Company. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders.

Respectfully submitted,

Royce Yudkoff, Chair
Jay M. Grossman
Geoff Armstrong

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis (“CD&A”), we provide a detailed discussion and analysis of our compensation program and policies and the critical factors that are considered in making compensation decisions.

Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2009, along with the other three most highly-compensated executive officers, are collectively referred to as the “Named Executive Officers.”

Overview and Role of Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes compensation policies for the directors and executive officers of Nexstar, including the Named Executive Officers. The Compensation Committee approves the employment agreements with the executive officers of Nexstar, administers Nexstar’s stock option plans, approves grants under such plans and makes recommendations regarding other incentive compensation or equity-based plans provided to the Named Executive Officers and other executive officers.

Compensation Philosophy and Objectives

The Company’s executive compensation program has been developed to incorporate a compensation philosophy consistent with the following primary objectives:

•
Attract and retain talented and highly qualified executives in the competitive television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities;

•	Tie executive compensation, both annual and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals;

•	Provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term; and

•	Set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

Defining the Market—Benchmarking

We have not engaged a compensation consultant to review our policies and procedures concerning executive compensation. Our Chief Executive Officer conducts an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements within our executive compensation program. This benchmarking review encompasses analyzing proxy information of approximately 15 multi-media companies that have a broadcast component (“peer group”), as disclosed in their most recent proxy information filing with the Securities and Exchange Commission. The peer group is primarily comprised of the companies in the table below:

Acme	Gray	News Corp
Belo Corp	Hearst-Argyle	Scripps
CBS CI. B	Journal Communications	Sinclair
Fisher	LIN TV	Washington Post
Gannett	Meredith	Young

This review provides a foundation for ensuring that our executive compensation levels remain competitive in relation to this peer group and is generally refreshed prior to the hiring or replacement of an executive officer or when an existing officer’s employment contract is renewed. One of the primary objectives of the Company’s executive compensation program is to provide compensation near the median market pay level based on our benchmarking review of peer group companies, when warranted by Company results and individual contribution. We believe that such benchmarking is useful because we recognize that our compensation practices must be competitive in the television broadcasting industry. By targeting Named Executive Officer compensation to the compensation practices of the Company’s peer group, the Company enhances its ability to attract and retain talented and highly qualified executives, which is fundamental to the Company’s growth and delivery of value to its stockholders. In addition, peer group information is one of the many factors we consider in assessing the reasonableness of compensation of our Named Executive Officers.

Elements of Compensation

The principal elements of the Company’s executive compensation consist of the following:

•	Base Salary

•	Annual Cash Bonuses

•	Stock Options

•	Other Stock-Based Compensation

•	Perquisites and Other Compensation

•	Health Benefits

•	Severance Benefits and Change in Control Provisions

Base Salary

The annual base salary of the Company’s Named Executive Officers is established by individual employment agreements (see “Employment Agreements” in this Proxy Statement). The purpose of the base salary is to provide each Named Executive Officer with a set amount of cash compensation that is not variable in nature and that is generally competitive with market practices. The base salary is established based on the scope of the executive’s responsibilities, taking into account competitive market compensation paid by peer group companies for similar positions. Generally, we target the executives’ base salaries near the median market pay level of our benchmarking review of peer group companies. Under each employment agreement, base salaries are increased on an annual basis. Annual salary increases for the Named Executive Officers are generally consistent, on a percentage basis, with those received by non-executive employees. See the “Employment Agreements” section of this Proxy Statement for a discussion of any changes to the employment agreements of Named Executive Officers in 2009 and the effect they had on base salaries.

Annual Cash Bonuses

Under the terms of their employment agreements, each Named Executive Officer is eligible to earn a targeted annual cash bonus up to an amount equal to a specified percentage of such executive’s salary. For the Chief Executive Officer, Chief Financial Officer and the two Co-Chief Operating Officers, their annual cash bonus is targeted to be approximately 50% of their annual base salary. For the Controller, the target annual cash bonus is 20% of annual base salary. The overall performance of the Company determines what percentage, if any, of the target bonus will be paid out, with net revenues and EBITDA as the primary performance measures. If the Company attains the annually budgeted amounts for net revenue and EBITDA, then it is likely that 100% of the targeted bonus will be paid. However, the Chief Executive Officer, with the approval of the Compensation Committee, may increase the annual bonus paid to our other Named Executive Officers, and the Compensation Committee may increase the annual bonus paid to our Chief Executive Officer. Likewise, if the Company does not achieve its performance benchmarks, then an amount less than the full bonus may be paid. However, the Company does not utilize defined formulas to determine what percentage of the target bonuses will be paid to its executive officers, including its Named Executive Officers. Ultimately, the payment of cash bonuses is made on a discretionary basis and is determined based on an evaluation of each executive’s individual contribution to the overall performance of the Company.

Historically, when determining the amount of bonus and incentive compensation to be paid to executive officers, the Compensation Committee reviews and considers the following information:

•	Evaluations of each of the Named Executive Officers, as well as feedback from the full Board of Directors, regarding each Named Executive Officer’s performance;

•
The Chief Executive Officer’s review and evaluation of each of the other Named Executive Officers, addressing individual performance and the results of operations of the business areas and departments for which such executive had responsibility, which the Compensation Committee discusses with the Chief Executive Officer;

•	The financial performance of the Company, including (i) the stock price of the Company and (ii) revenue growth of the Company; and

•	Total proposed compensation, as well as each element of proposed compensation, taking into account the recommendations of the Chief Executive Officer.

For 2009, no performance bonuses were paid to any of the Named Executive Officers (see the “Employment Agreements” section of this Proxy Statement for discussion of the signing bonus paid to Perry Sook in 2008, a portion of which was earned in 2009, as well as the bonus paid to Shirley Green for serving as Interim Chief Financial Officer in 2009). The decision by the Compensation Committee to not pay any performance bonuses for 2009 was primarily due to the economic slowdown and the resulting negative impact on television advertising spending, which caused the Company to miss its performance targets and an overall sensitivity to the current recession.

Stock Options and Other Stock-Based Compensation

The Company believes that the granting of stock options is the most appropriate form of long-term compensation since it provides incentive to promote the long-term success of the Company in line with stockholders’ interest. The Company’s stock option plans are intended to motivate and reward the executive officers and to retain their continued services while providing long-term incentive opportunities including the participation in the long-term appreciation of our common stock value.

The number of stock options awarded to an executive officer during a given year is discretionary and is determined by the Compensation Committee, based on the contribution of the individual to the Company’s attainment of annual goals, including net revenue and EBITDA. Just as with cash bonuses, there is no defined formula for how many options will be awarded to a Named Executive Officer.

In 2009, options were granted to the Named Executive Officers in June 2009, except for Mr. Carter who received an option award in August 2009, when he joined the company.  In 2008, no options were granted primarily due to the Company not achieving its performance targets and the decrease in the value of the Company’s common stock and the desire by the Compensation Committee to conserve the number of shares available under our equity plans for future issuances. For 2007, the granting of stock options to the Named Executive Officers occurred during December. The Compensation Committee awards stock options to the four non-CEO Named Executive Officers based on the recommendation of the Chief Executive Officer, who evaluates their performance in meeting the goals established at the beginning of each year. The Compensation Committee awards stock options to the Chief Executive Officer primarily based on the overall performance of the Company.

The Company currently maintains two equity compensation plans (collectively, the “Equity Plans”), which provide for the granting of stock options, stock appreciation rights, restricted stock and performance awards. Awards made under the Company’s Equity Plans have consisted almost exclusively of the granting of non-qualified stock options. With certain limited exceptions, stock option awards vest 20% per year over a five-year period, dependent on continued employment. The exercise price of stock options may not be less than the market price of the Company’s Class A Common Stock on the date of grant. Stock option awards must be exercised within ten years of the date of grant of the option, subject to earlier expiration upon termination of the individual’s employment. The provisions of the Equity Plans limit the number of options that may be granted to any one individual in a calendar year to 10% of the total number of options authorized under each plan.

Perquisites and Other Compensation

All other compensation for the Named Executive Officers includes automobile allowances paid by the Company, the value of the personal use of an automobile and group life insurance paid by the Company. In 2007, the Company made 401(k) matching contributions. In 2009 and 2008, the Company suspended its matching contributions.

Health Benefits

All full-time employees, including our Named Executive Officers, may participate in our health benefit program, including medical, dental and vision care coverage, disability insurance and life insurance.

Severance Benefits and Change in Control Provisions

All of our Named Executive Officers have entered into employment agreements with us. These employment agreements, among other things, provide for severance compensation to be paid to the executives if they are terminated upon a change of control of the Company, or for reasons other than cause or if they resign for good reason, as defined in the agreement (see “Payments Upon a Termination Change in Control”).

Compensation Risk Considerations

The Compensation Committee has assessed the level of risk associated with the Company’s executive incentive programs to ensure that the design of these programs does not encourage executives to subject the Company to unacceptable levels of business risk.  It is the Committee’s opinion that the current incentives offered to executives are balanced in such a way so as not to create a conflict between executive and shareholder interests.  Annual cash bonuses are based primarily on current year net revenues and EBITDA, which are short-term measures.   These short-term incentives are balanced out by the long-term incentives offered to executives in the form of stock options.  The options generally vest over a five year period and encourage executives not to take risks that would jeopardize the future growth and profitability of the Company.

Determination of 2009, 2008 and 2007 Compensation

The Compensation Committee reviewed compensation levels for the Named Executive Officers for 2007 through 2009 and considered various factors, including the executive’s job performance, the compensation level of competitive jobs and the financial performance of the Company. For the executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee approves the primary components of compensation for each Named Executive Officer, including any annual cash bonus and grant of stock options.

EMPLOYMENT AGREEMENTS

The Company currently has an employment agreement in place with each of its Named Executive Officers. The following is summarized information related to the base salary, annual cash bonus and severance compensation and termination provisions contained in the employment agreement of each Named Executive Officer.

Perry A. Sook

Mr. Sook is employed as President and Chief Executive Officer under an employment agreement with us. The term of the agreement expires on December 31, 2011 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, effective as of November 13, 2008, Mr. Sook’s base salary was $900,000 in 2009, and is $950,000 in 2010 and $1,000,000 in 2011. In addition to his base salary, Mr. Sook was eligible to earn a targeted annual bonus of $450,000 for 2009 and is eligible to earn a targeted annual bonus of $475,000 for 2010 and $500,000 for 2011, upon achievement of goals established by our Board of Directors. In the event of termination for reasons other than cause, or if Mr. Sook resigns for good reason, as defined in the agreement, Mr. Sook is eligible to receive his base salary and target bonus for a period of two years and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for one year with premiums paid by Nexstar.

Mr. Sook’s employment agreement was renewed on November 13, 2008. Mr. Sook received a $350,000 signing bonus for renewing his contract. The bonus was paid in 2008 but is earned over the three year period beginning January 1, 2009.  The signing bonus is repayable to the Company on a pro-rata basis if Mr. Sook voluntarily resigns or retires prior to December 31, 2011.

Thomas E. Carter

Effective August 3, 2009, Mr. Carter became Chief Financial Officer and Executive Vice President under an employment agreement with us. The term of the agreement expires on August 2, 2014 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Carter’s base salary is $390,000 from August 3, 2009 through August 2, 2010, $400,000 from August 3, 2010 through August 2, 2011, $410,000 from August 3, 2011through August 2, 2012, $420,000 from August 3, 2012 through August 2, 2013and $430,000 after August 3, 2013.  In addition to his base salary, Mr. Carter is eligible to earn a targeted annual bonus of $195,000 for 2009, $200,000 for 2010, $205,000 for 2011, $210,000 for 2012, and $215,000 for 2013, at the discretion of our Chief Executive Officer and the Compensation Committee of the Board of Directors of the Company, based on Mr. Carter’s achievement of goals established by our Chief Executive Officer and the Compensation Committee. In the event of termination for reasons other than cause, or if Mr. Carter resigns for good reason, as defined in the agreement, Mr. Carter is eligible to receive his base salary and paid COBRA premiums for a period of one year.

Timothy C. Busch

Mr. Busch is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The initial term of his agreement terminates on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Busch’s base salary was $340,000 from June 1, 2008 through May 31, 2009 and is $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Busch was eligible to earn a targeted annual bonus of $175,000 for 2009 and is eligible to earn a targeted annual bonus of $180,000 for 2010, $185,000 for 2011 and $190,000 for 2012 at the discretion of our Chief Executive Officer, based on Mr. Busch’s attainment of goals set by our Chief Executive Officer. In the event of termination upon change of control or for reasons other than cause, or if Mr. Busch resigns for good reason, as defined in the agreement, Mr. Busch is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Brian Jones

Mr. Jones is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The initial term of his agreement terminates on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Jones’ base salary was $340,000 from June 1, 2008 through May 31, 2009 and is $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Jones was eligible to earn a targeted annual bonus of $175,000 for 2009 and is eligible to earn a targeted annual bonus of $180,000 for 2010, $185,000 for 2011 and $190,000 for 2012 at the discretion of our Chief Executive Officer, based on Mr. Jones’ attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Mr. Jones resigns for good reason, as defined in the agreement, Mr. Jones is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Shirley Green

Ms. Green is employed as Vice President, Controller under an employment agreement with us. The initial term of her agreement terminates on October 1, 2011 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Ms. Green’s base salary was $200,000 from October 1, 2008 through September, 30 2009 and is $205,000 from October 1, 2009 through September 30, 2010, and $210,000 thereafter. In addition to her base salary, Ms. Green was eligible to earn a targeted annual bonus of $41,000 for 2009 and is eligible to earn a targeted annual bonus of $42,000 for 2010 at the discretion of our Chief Executive Officer, based on Ms. Green’s attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Ms. Green resigns for good reason, as defined in the agreement, Ms. Green is eligible to receive her base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Ms. Green served as our Interim Chief Financial Officer beginning with the resignation of Matthew E. Devine on May 11, 2009, until Thomas E. Carter joined the Company in August 2009.  For her service in this capacity, Ms. Green was paid a one-time $20,000 bonus in 2009.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information that summarizes compensation for the fiscal years ended December 31, 2009, 2008 and 2007 for our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Perry A. Sook	2009	$895,385	$116,667	$—	$146,250	—	—	$1,693	$1,159,995
President, Chief Executive Officer and Director	2008	748,846	—	—	—	—	—	7,733	756,579
	2007	694,271	250,000	—	1,362,000	—	—	17,149	2,323,420

Thomas E. Carter	2009	150,000	—	—	72,300	—	—	2,581	224,881
Chief Financial Officer and Executive Vice President

Timothy C. Busch	2009	345,577	—	—	29,250	—	—	456	375,283
Executive Vice President, Co-Chief Operating Officer	2008	318,112	—	—	—	—	—	1,010	319,122
	2007	279,556	50,000	—	113,500	—	—	9,169	452,225

Brian Jones	2009	345,582	—	—	20,475	—	—	5,769	371,826
Executive Vice President, Co-Chief Operating Officer	2008	317,885	—	—	—	—	—	6,360	324,245
	2007	281,248	62,500	—	181,600	—	—	15,394	540,742

Shirley E. Green	2009	201,096	20,000	—	11,700	—	—	3,488	236,284
Vice President, Controller	2008	196,115	—	—	—	—	—	5,617	201,732

Matthew E. Devine(2)	2009	157,072	—	—	—	—	—	2,308	159,380
Chief Financial Officer and Executive Vice President	2008	369,154	—	—	—	—	—	7,032	376,186
	2007	353,742	87,500	—	272,400	—	—	12,483	726,125

(1)
Represents the grant date fair value of the awards computed in accordance with FASB Topic 718.  See the notes to the Company’s consolidated financial statements in our 2009 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards.

(2)	Effective May 11, 2009, Matthew E. Devine resigned his position as Chief Financial Officer.

(3)	All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	Year	Perquisites and Other Personal Benefits ($)(a)	Tax Reimbursements ($)	Insurance Premiums ($)(b)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
Perry A. Sook	2009	$451	—	$1,242	$—	$—	—	$1,693
	2008	6,215	—	1,518	—	—	—	7,733
	2007	8,108	—	6,441	2,600	—	—	17,149

Thomas E. Carter	2009	2,538	—	43	—	—	—	2,581

Timothy C. Busch	2009	96	—	360	—	—	—	456
	2008	650	—	360	—	—	—	1,010
	2007	879	—	5,690	2,600	—	—	9,169

Brian Jones	2009	5,769	—	—	—	—	—	5,769
	2008	6,000	—	360	—	—	—	6,360
	2007	6,000	—	5,810	3,584	—	—	15,394

Shirley E. Green	2009	3,128	—	360	—	—	—	3,488
	2008	5,257	—	360	—	—	—	5,617

Matthew E. Devine	2009	2,308	—	—	—	—	—	2,308
	2008	6,000	—	1,032	—	—	—	7,032
	2007	6,000	—	6,483	—	—	—	12,483

(a)	Consists of automobile allowance paid by the Company and the value of the personal use of automobiles.
(b)	Represents health care insurance premiums paid by the Company and group life insurance coverage paid by the Company.

2009 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to each of the Named Executive Officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2009:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Perry A. Sook	06/12/2009	—	—	—	—	—	—	—	250,000	$0.82	$146,250
Thomas E. Carter	08/03/2009	—	—	—	—	—	—	—	100,000	$1.00	72,300
Timothy C. Busch	06/12/2009	—	—	—	—	—	—	—	50,000	$0.82	29,250
Brian Jones	06/12/2009	—	—	—	—	—	—	—	35,000	$0.82	20,475
Shirley E. Green	06/12/2009	—	—	—	—	—	—	—	20,000	$0.82	11,700
Matthew E. Devine	—	—	—	—	—	—	—	—	—	—	—

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information as of December 31, 2009 concerning outstanding equity awards held by the Named Executive Officers listed in the Summary Compensation Table.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable(1)	Unexercisable(1)
Perry A. Sook	300,000	—	—	$14.00	11/28/2013	—	—	—	—
	300,000	—	—	$8.63	12/15/2014	—	—	—	—
	240,000	60,000	—	$4.37	12/15/2015	—	—	—	—
	180,000	120,000	—	$4.90	12/19/2016	—	—	—	—
	120,000	180,000	—	$9.02	12/20/2017	—	—	—	—
	—	250,000	—	$0.82	06/12/2019	—	—	—	—
Thomas E. Carter	—	100,000	—	$1.00	08/03/2019	—	—	—	—
Timothy C. Busch	50,000	—	—	$14.00	11/28/2013	—	—	—	—
	20,000	—	—	$8.63	12/15/2014	—	—	—	—
	20,000	5,000	—	$4.37	12/15/2015	—	—	—	—
	18,000	12,000	—	$4.90	12/19/2016	—	—	—	—
	10,000	15,000	—	$9.02	12/20/2017	—	—	—	—
	—	50,000	—	$0.82	06/12/2019	—	—	—	—
Brian Jones	50,000	—	—	$14.00	11/28/2013	—	—	—	—
	20,000	—	—	$8.63	12/15/2014	—	—	—	—
	20,000	5,000	—	$4.37	12/15/2015	—	—	—	—
	18,000	12,000	—	$4.90	12/19/2016	—	—	—	—
	16,000	24,000	—	$9.02	12/20/2017	—	—	—	—
	—	35,000	—	$0.82	06/12/2019	—	—	—	—
Shirley E. Green	30,000	—	—	$14.00	11/28/2013	—	—	—	—
	10,000	—	—	$8.63	12/15/2014	—	—	—	—
	12,000	3,000	—	$4.37	12/15/2015	—	—	—	—
	6,000	4,000	—	$4.90	12/19/2016	—	—	—	—
	4,000	6,000	—	$9.02	12/20/2017	—	—	—	—
	—	20,000	—	$0.82	06/12/2019	—	—	—	—
Matthew E. Devine	—	—	—	$—	—	—	—	—	—

(1)	Unless otherwise noted, stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date.
(2)	Stock options expire ten years from the date of grant.

2009 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning option exercises and stock vested for each of the Named Executive Officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Perry A. Sook	—	—	—	—
Thomas E. Carter	—	—	—	—
Timothy C. Busch	—	—	—	—
Brian Jones	—	—	—	—
Shirley E. Green	—	—	—	—
Matthew E. Devine	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our Named Executive Officers has entered into an employment agreement with the Company (see “Employment Agreements” in this Proxy Statement). Included in each employment agreement are provisions regarding termination of employment, including a change in control of the Company. The circumstances that would result in the payment of severance compensation and other benefits under the employment agreements are identical for each of the Named Executive Officers.

As defined in the employment agreements, there are three different circumstances that would result in the payment of severance compensation, each as defined in the employment agreements, as follows: (1) change in control of the Company; (2) termination by the Company for reasons other than cause; and (3) resignation by the Named Executive Officer with good reason.

In the event of termination for any of the above reasons, as defined in the employment agreements, each Named Executive Officer is eligible to receive his base salary for a period of one year (except for Mr. Sook who would receive two years base salary plus target bonus) and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

The following table sets forth potential payments to our Named Executive Officers under their employment agreements, for various circumstances involving the termination of employment of our Named Executive Officers or change in control of the Company, assuming a December 31, 2009 termination date.  Since Mr. Devine resigned without good reason, as defined in his employment agreement, he did not receive any severance compensation upon termination.

Name	Executive Benefits and Payments Upon Termination	Death ($)	Disability ($)	Change In Control ($)	Involuntary for Cause Termination ($)	Involuntary Not for Cause Termination ($)	Voluntary Termination With Good Reason ($)	Voluntary Termination Without Good Reason ($)
Perry A. Sook	Severance payments	—	—	$2,850,000	—	$2,850,000	$2,850,000	—
	Healthcare benefits continuation	—	—	15,132	—	15,132	15,132	—
Thomas E. Carter	Severance payments	—	—	394,137	—	394,137	394,137	—
	Healthcare benefits continuation	—	—	15,132	—	15,132	15,132	—
Timothy C. Busch	Severance payments	—	—	355,833	—	355,833	355,833	—
	Healthcare benefits continuation	—	—	15,132	—	15,132	15,132	—
Brian Jones	Severance payments	—	—	355,833	—	355,833	355,833	—
	Healthcare benefits continuation	—	—	15,132	—	15,132	15,132	—
Shirley E. Green	Severance payments	—	—	206,250	—	206,250	206,250	—
	Healthcare benefits continuation	—	—	15,132	—	15,132	15,132	—

AUDIT COMMITTEE REPORT

The financial statements of Nexstar Broadcasting Group, Inc. are prepared by management, which is responsible for their objectivity and integrity. The Audit Committee has reviewed and discussed with management the audited financial statements and management’s assessment of the effectiveness of internal controls of the Company for the year ended December 31, 2009.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm who audited the Company’s December 31, 2009 financial statements, the matters required to be discussed in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Finally, the Audit Committee has considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of internal controls be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Lisbeth McNabb, Chair
I. Martin Pompadur
Geoff Armstrong

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

In addition to having retained PricewaterhouseCoopers LLP to audit the financial statements of Nexstar Broadcasting Group, Inc. and its direct and indirect subsidiaries (including Nexstar, collectively, “Nexstar Entities”) for the fiscal year ended December 31, 2009 and 2008, and review the financial statements included in each of Nexstar Entities’ Quarterly Reports on Form 10-Q during such fiscal years, Nexstar Broadcasting Group, Inc. retained PricewaterhouseCoopers LLP to provide advice on tax compliance matters. The aggregate fees, including expenses, billed for professional services incurred by Nexstar Broadcasting Group, Inc. and rendered by PricewaterhouseCoopers LLP in fiscal years 2009 and 2008 for these various services were:

	Fiscal Year Ended
Type of Fees	December 31, 2009	December 31, 2008
Audit Fees(1)	$1,112,600	$1,396,101
Audit Related Fees(2)	—	—
Tax Fees(3)	121,801	153,292
All Other Fees(4)	21,099	101,132
Total	$1,255,500	$1,650,525

(1)
“Audit Fees” are fees billed by PricewaterhouseCoopers LLP for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2) (3) (4)
“Audit Related Fees” are fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
“Tax Fees” are fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning.
“All Other Fees” are fees billed by PricewaterhouseCoopers LLP for any professional services not included in the first three categories.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. Commencing with the 2003 audit fees, the Audit Committee pre-approves all services relating to PricewaterhouseCoopers LLP. All other audit related tax, and other fees will be approved by the Audit Committee prospectively.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Board of Directors has not adopted a written policy or procedure for the review, approval and ratification of related party transactions, as the Audit Committee Charter already requires the Audit Committee to review all relationships and transactions in which the Company and our employees, directors and officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Based on all the relevant facts and circumstances, our Audit Committee will decide whether the related-party transaction is appropriate and will approve only those transactions that are in the best interests of the Company.

All employees sign a conflict of interest statement annually, and we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related-party transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our periodic filings as appropriate.

Nexstar is party to a retransmission consent agreement, dated as of December 31, 2008 (the “Retransmission Consent Agreement”), with an affiliate of Atlantic Broadband Finance, LLC (“Atlantic Broadband”), a national cable systems operator. FCC rules require Nexstar to enter into either a retransmission consent or “must carry” agreement with every cable company that operates in any of its markets. Atlantic Broadband operates in the Hagerstown, MD; Erie, PA; Altoona, PA and Wilkes-Barre, PA markets. Accordingly, pursuant to FCC rules, Nexstar entered into the Retransmission Consent Agreements. The Company estimates that revenue from the Retransmission Consent Agreement with Atlantic Broadband for fiscal 2009 and 2008 was approximately $750,000 and $20,000, respectively. For fiscal 2010, the Company estimates that the Retransmission Consent Agreement will result in revenue of approximately $800,000.

Affiliates of ABRY Broadcast Partners, LLC, the Company’s largest stockholder, hold a controlling equity stake in Atlantic Broadband. Five of our directors, Messrs. Brooks, Grossman, Stone, Yosef-Or and Yudkoff, hold positions at ABRY. Mr. Yosef-Or is a Vice President at ABRY; Mr. Stone is a Principal of ABRY; Mr. Brooks serves as Partner; and Messrs. Grossman and Yudkoff each serve as Managing Partner of ABRY. Mr. Yudkoff also serves as President of ABRY.

OTHER INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholder Proposals for the 2011 Annual Meeting

Proposals of stockholders intended to be presented at the 2011 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on January 6, 2011 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Shirley E. Green, Secretary, Nexstar Broadcasting Group, Inc., 5215 N. O’ Connor Blvd., Suite 1400, Irving, TX 75039.

In addition, our By-laws require that we be given advance notice of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8), including stockholder nominations for the election to our Board of Directors. Such proposals and nominations for the 2011 Annual Meeting, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to our executive offices, and received not less than 60 days nor more than 90 days prior to the Annual Meeting. In the event that less than 70 days notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the Annual Meeting was mailed or such public announcement was made. Our By-laws require that such notice contain certain additional information. Copies of the By-laws can be obtained without charge by writing our Corporate Secretary at the address shown on the cover of this proxy statement.

Cost of Proxy Solicitation and Annual Meeting

The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Nexstar Broadcasting Group, Inc., 5215 N. O’ Connor Blvd., Suite 1400, Irving, TX 75039, Attention: Tom Carter, Chief Financial Officer, (972) 373-8800. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and telephone number.

Stockholder Communications

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of Shirley E. Green, Secretary, Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, TX 75039. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the full Board of Directors.

By Order of the Board of Directors,

/s/Shirley E. Green

Shirley E. Green
Secretary
April 30, 2010

ANNUAL MEETING OF STOCKHOLDERS OF

NEXSTAR BROADCASTING GROUP, INC.

May 27, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13194

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21030300000000000000 4 052710

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2) AND (3).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees to the Board of Directors (except as marked below), each until the next meeting of stockholders.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Perry A. Sook
- ○ Erik Brooks
- ○ Jay M. Grossman
- ○ Brent Stone
- ○ Tomer Yosef-Or
- ○ Royce Yudkoff
- ○ Geoff Armstrong
- ○ Michael Donovan
- ○ I. Martin Pompadur
- ○ Lisbeth McNabb

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

NEXSTAR BROADCASTING GROUP, INC.

2010 Annual Meeting of Stockholders

This Proxy is solicited on the behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Perry A. Sook, Shirley E. Green and Thomas E. Carter, and each of them, each with the power to appoint his or her substitute, as proxy or proxies to represent and to vote, as designated on the reverse side, all shares of common stock of Nexstar Broadcasting Group, Inc. (the "Company") which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., Central Daylight Time, on May 27, 2010 or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

(Continued and to be signed on the reverse side)

COMMENTS:

14475